Exhibit 10.1
EXECUTION VERSION
PURCHASE AGREEMENT
BY AND AMONG
QUEST MIDSTREAM PARTNERS, L.P.,
QUEST MIDSTREAM GP, LLC,
QUEST RESOURCE CORPORATION,
ALERIAN OPPORTUNITY PARTNERS IX, L.P.,
BEL AIR MLP ENERGY INFRASTRUCTURE FUND, LP,
TORTOISE CAPITAL RESOURCES CORPORATION,
TORTOISE GAS AND OIL CORPORATION,
DALEA PARTNERS, LP,
HARTZ CAPITAL MLP, LLC,
ZLP FUND, L.P.,
KED MME INVESTMENT PARTNERS, LP,
EAGLE INCOME APPRECIATION PARTNERS, L.P.,
EAGLE INCOME APPRECIATION II, L.P.,
CITIGROUP FINANCIAL PRODUCTS, INC.
AND
THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY
October 16, 2007

-i-

-ii-

-iii-

EXECUTION VERSION
PURCHASE AGREEMENT
     This PURCHASE AGREEMENT, dated as of October 16, 2007 (this “Agreement”), is made and entered into by and among Quest Midstream Partners, L.P., a Delaware limited partnership (“Issuer”), Quest Midstream GP, LLC, a Delaware limited liability company (“GP”), Quest Resource Corporation, a Nevada corporation (“QRC”), and Alerian Opportunity Partners IX, L.P., Bel Air MLP Energy Infrastructure Fund, LP, Tortoise Capital Resources Corporation, Tortoise Gas and Oil Corporation, Dalea Partners, LP, Hartz Capital MLP, LLC, ZLP Fund, L.P., KED MME Investment Partners, LP, Eagle Income Appreciation Partners, L.P., Eagle Income Appreciation II, L.P., Citigroup Financial Products, Inc. and The Northwestern Mutual Life Insurance Company (each sometimes referred to herein as a “Buyer” and collectively as the “Buyers”).
     WHEREAS, on the terms and conditions contained in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated under the Securities Act, each Buyer desires to purchase from Issuer, and Issuer desires to issue and sell to such Buyer the number of the Issuer’s Common Units specified for each Buyer in Section 2.1 of this Agreement;
     WHEREAS, Issuer desires to sell up to 3,750,000 Common Units and the Buyers desire to purchase such Common Units from Issuer in accordance with the provisions of this Agreement; and
     WHEREAS, Issuer has agreed to provide Buyers with certain registration rights with respect to the Common Units acquired pursuant to this Agreement;
     NOW THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
ARTICLE I.
DEFINITIONS AND INTERPRETATIONS
     1.1. Definitions. Unless otherwise provided to the contrary in this Agreement, capitalized terms in this Agreement have the meanings set forth in the Section 1.1 of Exhibit A.
     1.2. Interpretations. Unless expressly provided to the contrary in this Agreement, this Agreement shall be interpreted in accordance with the provisions set forth in Section 1.2 of Exhibit A.

ARTICLE II.
PURCHASE AND SALE OF COMMON UNITS
     2.1. Purchase and Sale of Common Units. Upon the terms contained in this Agreement, each Buyer, severally and not jointly, hereby agrees to purchase from Issuer, and Issuer agrees to issue and sell to each Buyer, the number of Common Units set forth below opposite such Buyer’s name (such number of Common Units to be purchased by each respective Buyer is referred to as the “Indicated Units”). Each Buyer will pay a purchase price of $20.00 per Common Unit for its Indicated Units resulting in an aggregate purchase price for each Buyer in the amount indicated below.

		Aggregate
	Number of Common Units	Purchase Price for
Buyer	(“Indicated Units”)	Common Units
Alerian Opportunity Partners IX, L.P.	500,000	$10,000,000
Bel Air MLP Energy Infrastructure Fund, LP	150,000	$3,000,000
Tortoise Capital Resources Corporation	235,000	$4,700,000
Tortoise Gas and Oil Corporation	465,000	$9,300,000
Dalea Partners, LP	300,000	$6,000,000
Hartz Capital MLP, LLC	200,000	$4,000,000
ZLP Fund, L.P.	250,000	$5,000,000
KED MME Investment Partners, LP	350,000	$7,000,000
Eagle Income Appreciation Partners, L.P.	322,500	$6,450,000
Eagle Income Appreciation II, L.P.	102,500	$2,050,000
Citigroup Financial Products, Inc.	625,000	$12,500,000
The Northwestern Mutual Life Insurance Company	250,000	$5,000,000

TOTAL	3,750,000	$75,000,000

The aggregate purchase price to be paid by each respective Buyer for Common Units (as reflected in Section 2.1) is referred to as the “Indicated Purchase Price.”
     2.2. Time and Place of Closing. Completion of the transactions referred to in this Article II (the “Closing”) will take place at the offices of Stinson Morrison Hecker LLP, 1201 Walnut Street, Kansas City, Missouri 64106 on or immediately prior to the closing of the acquisition by Issuer of certain interstate transmission pipelines located in Kansas and Oklahoma of Enbridge Midcoast Energy, L.P. (the “Asset Purchase”) pursuant to the Purchase and Sale Agreement dated October 9, 2007 (the “Purchase and

Sale Agreement”). Such date is referred to as the “Closing Date.” Issuer shall provide to Escrow Agent and each Buyer four Business Days prior written notice of the Closing (“Closing Notice”).
     2.3. Conditions to the Closing .
     (a) Mutual Conditions. The respective obligation of each party to consummate the purchase and the issuance and sale of the Indicated Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable law):
          (i) no statute, rule, order, decree or regulation shall have been enacted or promulgated, and no action shall have been taken, by or before any governmental authority of competent jurisdiction that temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the Transactions or makes the Transactions illegal;
          (ii) there shall not be pending any suit, action or proceeding by or before any governmental authority seeking to restrain, preclude, enjoin or prohibit the Transactions; and
          (iii) all conditions to the closing of the Asset Purchase pursuant to the Purchase and Sale Agreement have been met or waived and the Asset Purchase will close contemporaneously with the issuance and sale of the Indicated Units contemplated by this Agreement.
     (b) Buyers’ Conditions. The obligation of the Buyers to consummate the purchase of the Indicated Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions:
          (i) the representations and warranties of QRC, the Issuer and GP contained in this Agreement shall be true and correct in all material respects (except that (x) those representations and warranties that are qualified by materiality and (y) the representations and warranties of the Issuer and GP contained in Sections 4.11 and 4.13 shall be true and correct in all respects) both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date),
          (ii) the Partnership Parties and QRC shall have performed and complied with the covenants and agreements contained in this Agreement which are required to be performed and complied with prior to the Closing,
          (iii) Buyer shall have received a certificate signed on behalf of each of Issuer and GP indicating that the conditions set forth in clause (i) and clause (ii) have been satisfied at and as of Closing, and

          (iv) QRC, Issuer and GP shall have delivered, or caused to be delivered, at the Closing, the closing deliveries described in Section 2.6.
          (c) The Partnership Parties’ Conditions. The obligation of the Partnership Parties to consummate the sale of the Indicated Units shall be subject to the representations and warranties of the Buyers contained in this Agreement being true and correct in all material respects both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date). Each Buyer shall deliver to Issuer a certificate signed on behalf of such Buyer indicating that the foregoing condition has been satisfied at and as of Closing.
     2.4. Deliveries Upon Execution of this Agreement, Upon Receipt of Closing Notice and Upon Closing. Subject to the terms and conditions hereof, the following shall occur:
     (a) Upon the execution of this Agreement, each Buyer shall deliver, or cause to be delivered, to Issuer, this Agreement, which shall have been duly executed by such Buyer.
     (b) Not later than two Business Days following receipt by Buyer of the Closing Notice, each Buyer shall deliver, or cause to be delivered to Issuer the Escrow Agreement substantially in the form of Exhibit B (the “Escrow Agreement”), which shall have been duly executed by Buyer.
     (c) Not later than two Business Days following receipt by Buyer of the Closing Notice, each Buyer shall deliver, or cause to be delivered, to Escrow Agent:
          (i) the Escrow Agreement, which shall have been duly executed by such Buyer; and
          (ii) the Indicated Purchase Price for the Indicated Units to be purchased by such Buyer, such delivery to be made by wire transfer of immediately available funds to the Escrow Account.
     (d) Not later than two Business Days following receipt by Buyer of the Closing Notice, each Buyer shall deliver, or cause to be delivered, to Stinson Morrison Hecker LLP;
          (i) the First Amendment to Registration Rights Agreement in the form of Exhibit C (the “First Amendment to Registration Rights Agreement”), which shall have been duly executed by such Buyer;
          (ii) the Second Amended and Restated Limited Partnership Agreement, in the form of Exhibit D (the “Partnership Agreement”), which shall have been duly executed by such Buyer; and

          (iii) the Amended and Restated Investors’ Rights Agreement, in the form of Exhibit E (the “Investors’ Rights Agreement”), which shall have been duly executed by such Buyer.
     (e) Upon the execution of this Agreement, Issuer and, where applicable, GP and QRC shall deliver, or cause to be delivered, to each Buyer:
          (i) this Agreement, which shall have duly executed by Issuer, GP and QRC;
          (ii) certificates of the Secretary of State of the State of Delaware, each dated a recent date, that each of the Partnership Parties is in good standing; and
          (iii) a certificate of the Secretary of State of the State of Nevada, dated a recent date, that QRC is in good standing.
     (f) In connection with its delivery of the Closing Notice, Issuer shall deliver, or cause to be delivered, to each Buyer, the Escrow Agreement, which shall have been duly executed by Issuer.
     (g) Concurrently with the delivery by Issuer of the Closing Notice, Issuer shall deliver, or cause to be delivered, to the Escrow Agent, the Escrow Agreement, which shall have been duly executed by Issuer.
     (h) Concurrently with the delivery by Issuer of the Closing Notice, Issuer and, where applicable, GP and QRC shall deliver, or cause to be delivered, to Stinson Morrison Hecker LLP:
          (i) the First Amendment to Registration Rights Agreement, which shall have been duly executed by Issuer;
          (ii) the Partnership Agreement, which shall have been duly executed by Issuer and GP; and
          (iii) the Investors’ Rights Agreement, which shall have been duly executed by Issuer, GP and QRC.
     (i) The parties shall each deliver such other certificates, consents and documents required to be delivered by such party upon execution of this Agreement, if any.
     2.5. Documents and Funds Held in Escrow. Stinson Morrison Hecker LLP shall hold in escrow pending Closing those documents specifically delivered to it pursuant to Section 2.4. Pursuant to the Escrow Agreement, Escrow Agent shall hold in escrow the Indicated Purchase Price for the Indicated Units to be purchased by each Buyer. Pursuant to the Escrow Agreement, the Escrow Agent shall distribute such funds and such documents only in accordance with the directions set forth in the Escrow Agreement.
     2.6. Deliveries at Closing. At or immediately prior to the Closing, subject to the terms and conditions hereof, the following shall occur:
     (a) Issuer shall deliver, or cause to be delivered, to Escrow Agent:
          (i) a certificate of Issuer (A) certifying that the Asset Purchase will close concurrent with or immediately following the Closing of the purchase of the Indicated Units hereunder and (B) directing the Escrow Agent to release the Indicated Purchase Price to Issuer for the Indicated Units to be purchased by each Buyer; and
          (ii) such other documents required by Escrow Agent pursuant to the Escrow Agreement.
     (b) Escrow Agent shall disburse to Issuer pursuant to the Escrow Agreement the Indicated Purchase Price for the Indicated Units to be purchased by each Buyer.
     (c) Issuer shall direct Stinson Morrison Hecker LLP to release from escrow to Issuer, GP, QRC and each Buyer, as applicable, those documents held by Stinson Morrison Hecker LLP described in Section 2.4.
     (d) Issuer and, where applicable, GP and QRC shall deliver, or cause to be delivered, to each Buyer:
          (i) the Indicated Units to be purchased by such Buyer by delivery of certificates evidencing such Indicated Units meeting the requirements of the Partnership Agreement, all free and clear of any liens, encumbrances, security interests, equities, charges or claims of any other Person or other restrictions whatsoever (other than those arising under the Partnership Agreement or state or federal laws), and subject to the terms and conditions thereof;
          (ii) a tax opinion addressed to such Buyer from Stinson Morrison Hecker LLP, dated as of the Closing, substantially in the form and substance attached hereto as Exhibit F;
          (iii) an opinion addressed to such Buyer from Stinson Morrison Hecker LLP, dated as of the Closing, substantially in the form and substance attached hereto as Exhibit G;
          (iv) an opinion addressed to such Buyer from Brownstein Hyatt Farber Schreck, P.C., dated as of the Closing, substantially in the form and substance attached hereto as Exhibit H;

          (v) a certificate of Issuer, in the form of Exhibit I, which shall have been duly executed by the Chief Executive Officer and Chief Financial Officer of Issuer;
          (vi) a certificate of QRC, in the form of Exhibit J, which shall have been duly executed by the Chief Executive Officer and Chief Financial Officer of QRC; and
          (vii) certificates of the Secretary of State of the State of Delaware, each dated a recent date, that each of the Partnership Parties is in good standing; and
          (viii) a certificate of the Secretary of State of the State of Nevada, dated a recent date, that QRC is in good standing.
     (e) The parties shall each deliver such other certificates, consents and documents required to be delivered by such party at or prior to the Closing Date pursuant to this Agreement or otherwise required in connection herewith.
ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF QRC
     Except as set forth in the Disclosure Schedule, QRC, hereby represents and warrants to each Buyer that, after giving effect to the issuance and sale of the Indicated Units, on the date hereof, and as of the Closing (without giving effect to the Acquired Entities, the Asset Purchase or any matters related thereto), respectively, as follows:
     3.1. Organization; Qualification. QRC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and operate it properties and to carry on its business as is now being conducted. QRC is duly qualified, registered or licensed to do business as a corporation and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so duly qualified, registered or licensed and in good standing would not have or be reasonably expected to have, individually or in the aggregate, a material adverse effect upon the business, financial condition or results of operations of QRC and its Subsidiaries, taken as a whole, except for any effect resulting from changes in general economic, political or business conditions which affect QRC and its Subsidiaries in a similar manner to their competitors (a “QRC Material Adverse Effect”).
     3.2. Authority; Enforceability. QRC has the corporate, power and authority to execute and deliver the Transaction Documents to which it is a party, and to consummate the Transactions contemplated by such Transaction Documents. The execution and delivery by QRC of the Transaction Documents to which it is a party, and the consummation by QRC of the Transactions have been duly and validly authorized by QRC and no other proceedings on the part of QRC is necessary to authorize the Transaction Documents to which it is a party or to consummate the transactions contemplated hereby or thereby. Each of the Transaction Documents to which QRC is a party have been duly executed and delivered by QRC and, each Transaction Document to which it is a party constitutes the valid and binding agreement of QRC, and is enforceable against QRC in accordance with their terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to indemnification and contribution and an implied covenant of good faith and fair dealing.
     3.3. No Violation; Consents and Approvals. The execution, delivery and performance of the Transaction Documents to which it is a party by QRC and the consummation of the Transactions contemplated by such Transaction Documents do not and will not: (i) result in any breach of any provision of the articles of incorporation or other organizational or charter documents of QRC; (ii) constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give rise to any right of termination, cancellation, amendment or acceleration (with or without notice, lapse of time or both) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which QRC is a party or by which any property or asset of QRC is bound or affected, except to the extent that such default, termination, amendment, acceleration or cancellation right would not have or be reasonably expected to have, individually or in the aggregate, a QRC Material Adverse Effect; (iii) result in a violation of any law, statute, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which QRC is subject (including federal and state securities laws and regulations) or by which any property or asset of QRC is bound or affected, except to the extent that such violation would not have or be reasonably expected to have, individually or in the aggregate, a QRC Material Adverse Effect; or (iv) except as set forth in the Partnership Agreement, result or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of QRC, which liens would have, individually or in the aggregate, a QRC Material Adverse Effect, as the case may be.
     3.4. Class A Subordinated Units and Class B Subordinated Units. Immediately after the Closing, QRC will own 35,134 Class A Subordinated Units representing a 0.25% limited partner interest in Issuer and 4,900,000 Class B Subordinated Units representing a 35.44% limited partner interest in Issuer. Except as set forth in Section 3.4 of the Disclosure Schedule, QRC owns such Class A Subordinated Units and Class B Subordinated Units free and clear of all liens, encumbrances, security interests, equities, charges and other claims (except for the requirements of applicable securities laws on transferability and for the restrictions and requirements of the Transaction Documents).
     3.5. Material Contracts. Except as set forth in Section 3.5 of the Disclosure Schedule, (a) each Material Contract to which QRC is a party is valid, binding and enforceable in accordance with its terms, and is in full force and effect, (b) QRC has not received any notice of default of QRC or any Partnership Party under any Material Contract in the 12-month period prior to the date of this Agreement, (c) there are no uncured defaults of QRC or any Partnership Party under any Material Contract to which

QRC is a party that would give the counterparty thereof the right to terminate such Material Contract, and (d) to QRC’s Knowledge, there are no material defaults by any of the counterparties to such Material Contracts, in each case under clauses (a) through (d) above, except as would not have or be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.
     3.6. Permits. QRC has all material permits, licenses, franchises and other governmental authorizations, consents and approvals, other than with respect to Environmental Laws, necessary to operate its business as presently operated (collectively, “Permits”), except where the failure to have such Permits would not have or be reasonably expected to have individually or in the aggregate, a Material Adverse Effect. QRC has not received any written notification that it is in violation of any Permits, except for notifications of violations which would not have or be reasonably expected to have individually or in the aggregate, a Material Adverse Effect. QRC is in compliance with all Permits, except where such noncompliance would not have or be reasonably expected to have individually or in the aggregate, a Material Adverse Effect.
     3.7. Independent Petroleum Engineer. Cawley, Gillespie & Associates, Inc., is, as, of the date hereof, an independent petroleum engineer with respect to QRC. The information underlying the estimates of reserves of the QRC and its subsidiaries, which was supplied by QRC to Cawley, Gillespie & Associates, Inc. for purposes of preparing the reserve reports and estimates of QRC, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; except as set forth in Section 3.7 of the Disclosure Schedule, QRC is not aware of any facts or circumstances that would result in a material adverse change in the reserves, or the present value of future net cash flows therefrom, as reflected in reserve estimates provided by QRC to the Buyers.
     3.8. No Labor Dispute. No labor disturbance by the employees of QRC exists or, to QRC’s knowledge, is imminent that could reasonably be expected to have a Material Adverse Effect.
     3.9. Employee Benefit Plans.
     (a) Section 3.9 of the Disclosure Schedule sets forth a list of each plan, program and arrangement, whether written or unwritten, that is sponsored, maintained or contributed to by QRC for the benefit of current or former employees of a Partnership Party, that provides for pension, retirement, profit-sharing, savings, bonus, deferred or incentive compensation, including, without limitation, any restricted stock/unit, stock/unit option or stock/unit appreciation right benefit plan (each a “QRC Benefit Plan”). Section 3.9 of the Disclosure Schedule identifies any QRC Benefit Plan that is sponsored or maintained by QRC.

     (b) With respect to each QRC Benefit Plan and any QRC Benefit Plan previously sponsored, maintained or contributed to by QRC or their Affiliates, no event has occurred, and there exists no condition or set of circumstances in connection with which QRC could, directly or indirectly (through any entity which is under common control with QRC within the meaning of Code Section 414(b), (c), (m), (o) or (t)) be subject to any material liability under ERISA, the Code or any other applicable law, except liability for benefits claims and funding obligations payable in the ordinary course.
     (c) QRC does not contribute to nor does QRC or have any obligation to contribute to, and QRC has not at any time within six (6) years prior to the date of the Transactions contributed to or had an obligation to contribute to, a “multiemployer plan” within the meaning of Section 3(37) of ERISA or a plan subject to Title IV of ERISA. No QRC Benefit Plan provides or promises to provide retiree medical, dental or life insurance benefits to any current or former employee of any Partnership Party, other than pursuant to the continuation coverage requirements of Section 4980B of the Code and Sections 601 – 608 of ERISA.
     (d) In connection with the consummation of the Transactions, no payments of money or other property, acceleration of benefits, or provisions of other rights have or will be made hereunder, under any agreement contemplated herein, or under the QRC Benefit Plans that would be reasonably likely to result in imposition of the sanctions imposed under Sections 280G and 4999 of the Code, whether or not some other subsequent action or event would be required to cause such payment, acceleration, or provision to be triggered.
ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF ISSUER
     Except as set forth in the Disclosure Schedule, Issuer and GP, jointly and severally, hereby represent and warrant to each Buyer that, after giving effect to the issuance and sale of the Indicated Units, on the date hereof and as of the Closing (without giving effect to the Acquired Entities, the Asset Purchase or any matters related thereto), respectively, as follows:
     4.1. Organization; Qualification. Issuer is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited partnership power and authority to own, lease, and operate its properties and to carry on its business as is now being conducted. GP is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as is now being conducted and to act as general partner of Issuer. Bluestem is a wholly-owned Subsidiary of Issuer. Bluestem is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as is now being conducted. Issuer, GP and Bluestem are referred to collectively herein as the “Partnership Parties.” Each of the Partnership Parties is duly qualified, registered or licensed to do business as a foreign limited partnership or limited liability company, as the case may be, and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so duly qualified, registered or licensed and in good standing (a) would not have or be reasonably expected to have, individually or in the aggregate, a material adverse effect upon the business, financial condition or results of operations of the Partnership Parties, taken as a whole, except for any effect resulting from changes in general economic, political or business conditions which affect the Partnership Parties in a similar manner to their competitors (a “Material Adverse Effect”) or (b) subject the Partnership Parties or the holders of Common Units to any material liability or disability.
     4.2. Authority; Enforceability. Each of the Partnership Parties has the limited liability company or limited partnership, as the case may be, power and authority to execute and deliver the Transaction Documents to which it is a party, and to consummate the Transactions contemplated by such Transaction Documents. The execution and delivery by each of the Partnership Parties of the Transaction Documents to which it is a party, and the consummation by each of the Partnership Parties of the Transactions contemplated by such Transaction Documents have been duly and validly authorized by such Partnership Party and no other limited liability company or limited partnership proceedings, as the case may be, is necessary on the part of such Partnership Party to authorize the Transaction Documents to which it is a party or to consummate the transactions contemplated hereby or thereby. Each of the Transaction Documents to which each Partnership Party is a party have been duly executed and delivered by such Partnership Party and, each Transaction Document constitutes the valid and binding agreement of each of the Partnership Parties that is a party thereto, and is enforceable against such Partnership Party thereto in accordance with their terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.
     4.3. No Violation; Consents and Approvals.
     (a) The offering, issuance and sale by Issuer of the Indicated Units being delivered at the Closing Date, the execution, delivery and performance of the Transaction Documents by the Partnership Parties that are party thereto and the consummation by the Partnership Parties that are party thereto of the Transactions contemplated by such Transaction Documents do not and will not: (i) result in any breach of any provision of the certificate of formation, partnership agreement, limited liability company agreement or other organizational or charter documents of any of the Partnership Parties; (ii) constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give rise to any right of termination, cancellation, amendment or acceleration (with or without notice, lapse of time or both) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which a Partnership Party is a party or by which any property or asset of the Partnership Parties is bound or affected, except to the extent that such default, termination, amendment, acceleration or cancellation right would not have or be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, except as disclosed in Section 4.3 of the Disclosure Schedule; (iii) result in a violation of any law, statute, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which any of the Partnership Parties is subject (including federal and state securities laws and regulations) or by which any property or asset of the Partnership Parties is bound or affected, except to the extent that such violation would not have or be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect; or (iv) except as set forth in the Transaction Documents, result or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Parties, which liens would have, individually or in the aggregate, a Material Adverse Effect as the case may be.
     (b) No declaration, filing or registration with, or notice to, or authorization, consent or approval of any Governmental Authority is necessary for the offering, issuance and sale by the Issuer of the Indicated Units or for the consummation by the Partnership Parties of the transactions contemplated by the Transaction Documents, other than (i) any required filings or registrations required pursuant to state or federal securities laws, rules or regulations or pursuant to the rules of any stock exchange in connection with the performance of the terms of the Registration Rights Agreement, (ii) for such consents that have been obtained or made; (iii) such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not obtained or made, would not have or be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect; and (iv) for such consents which (A) are of a routine or administrative nature, (B) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by the Transaction Documents and (C) are expected in the reasonable judgment of the Issuer to be obtained or made in the ordinary course of business subsequent to the consummation of the Transactions.
     4.4. Capitalization.
     (a) Immediately after the Closing, the only issued and outstanding limited partner interests of Issuer will consist of 8,614,866 Common Units representing an approximate 62.31% limited partner interest in Issuer, 35,134 Class A Subordinated Units representing an approximately 0.25% limited partner interest in Issuer, 4,900,000 Class B Subordinated Units representing a 35.44%

limited partner interest in Issuer and the Incentive Distribution Rights. Immediately after the Closing, the only issued and outstanding general partner interests of the Issuer will be 276,531 General Partner Units representing a 2% general partner interest in Issuer. All Common Units, Class A Subordinated Units, Class B Subordinated Units and Incentive Distribution Rights and the partnership interests represented thereby which are outstanding on the date hereof, have been duly authorized and issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 and Section 17-804 of the Delaware LP Act).
     (b) The only issued and outstanding equity interests of GP consist of 1,000 Membership Interests. All outstanding Membership Interests, have been duly authorized and validly issued in accordance with the GP Limited Liability Company Agreement and are fully paid (to the extent required under the GP Limited Liability Company Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 and Section 18-804 of the Delaware LLC Act).
     4.5. No Subsidiaries. Except for Issuer’s ownership of a 100% membership interest in Bluestem, Issuer does not own or hold any equity ownership interest in any other Person.
     4.6. GP Formation and Ownership. QRC owns 850 Member Interests representing an 85% ownership interest in GP, Alerian to the GP’s knowledge owns 75 Member Interests representing a 7.5% ownership interest in GP and Swank to the GP’s knowledge owns 75 Member Interests representing a 7.5% ownership interest in GP.
     4.7. Ownership of GP Interest in Issuer. GP is the sole general partner of Issuer and, immediately after the Closing will own 276,531 General Partner Units representing a 2% general partner interest in Issuer; such General Partner Units have been duly authorized and validly issued in accordance with the Partnership Agreement; and GP owns such General Partner Units free and clear of all liens, encumbrances, security interests, equities, charges and other claims (except for the requirements of applicable securities laws on transferability and for the restrictions and requirements of the Transaction Documents).
     4.8. Incentive Distribution Rights. GP owns all of the Incentive Distribution Rights. GP owns such Incentive Distribution Rights free and clear of all liens, encumbrances, security interests, equities, charges and other claims (except for the requirements of applicable securities laws on transferability and for the restrictions and requirements of the Transaction Documents).
     4.9. Ownership of Bluestem. Issuer is the sole member of Bluestem with a 100% membership interest in Bluestem; such membership interest has been duly authorized and validly issued in accordance with the Bluestem Limited Liability Company Agreement and is fully paid (to the extent required under the Bluestem Limited

Liability Company Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 and Section 18-804 of the Delaware LLC Act); and, except as set forth in Section 4.9 of the Disclosure Schedule, Issuer owns such membership interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (except for the requirements of applicable securities laws on transferability and the restrictions and requirements of the Bluestem Limited Liability Company Agreement).
     4.10. Issuance of the Indicated Units.
     (a) The Indicated Units, and the limited partner interests represented thereby are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable (except as such nonassessability may be affected by Section 17-607 and Section 17-804 of the Delaware LP Act), free and clear of any liens (other than those arising under the Transaction Documents or those created by the Buyers).
     (b) Except as provided in the Transaction Documents and further except as provided in Section 4.10(b) of the Disclosure Schedule, there are no outstanding options, warrants, or securities, rights or obligations convertible into or exercisable or exchangeable for, or any right to subscribe for or acquire, any equity securities of any of the Partnership Parties, or contracts, commitments, understandings or arrangements by which the Partnership Parties are or may become bound to issue additional equity securities of any of the Partnership Parties, or securities or rights convertible or exchangeable into equity securities of any of the Partnership Parties nor is there any restriction upon the voting or transfer (except for the requirements of applicable securities laws) of any equity securities of any of the Partnership Parties. Except as provided in the Transaction Documents, there are no anti-dilution or price adjustment provisions contained in the Indicated Units issued by Issuer (or in any agreement providing rights to holders of the Common Units). The issuance and sale of the Indicated Units will not obligate Issuer to issue Common Units to any Person (other than the Buyers).
     4.11. Financial Statements.
     (a) Issuer has made available to Buyers the Financial Statements. The Financial Statements were prepared in accordance with GAAP, consistently applied (except as disclosed in the footnotes thereto), and fairly present, in all material respects, the financial position and results of operations of Issuer as of the dates thereof and for the periods covered thereby, subject, however, with respect to any unaudited balance sheet or statements of income and cash flows, to the absence of footnotes and to normal, year-end adjustments.
     (b) Attached as Section 4.11(b) of the Disclosure Schedule is (i) an unaudited pro-forma balance sheet of Issuer as of June 30, 2007, prepared on a consolidated basis (the “Pro-Forma Balance Sheet”) and (ii) an unaudited statement of pro forma EBITDA (excluding DD&A) for the six months ended June 30, 2007, prepared on a consolidated basis (the “Pro-Forma EBITDA

Statement,” and together with the Pro-Forma Balance Sheet, the “Pro-Forma Financial Statements”). The Pro-Forma Financial Statements have been prepared in accordance with GAAP (except that the information with respect to the Acquired Entities was prepared on the basis of the rules of FERC) and fairly present, in all material respects, the financial position of Issuer as of June 30, 2007 and results of operations for the six months ended June 30, 2007, in each case as adjusted for (and after giving effect to) (x) the completion of the sale and issuance of the Common Units contemplated in this Agreement, (y) the application of the proceeds of such sale by Issuer and (z) the consummation of the Asset Purchase, as though each of (x), (y) and (z) had occurred on June 30, 2007, in the case of the Pro-Forma Balance Sheet , or January 1, 2007 in the case of the Pro-Forma EBITDA Report.
     4.12. Accounting Firm. Murrell, Hall, McIntosh & Co., PLLP, who has certified the audited Financial Statements, is an independent registered public accounting firm with respect to Issuer, GP and Bluestem, as would be required under the Securities Act if the Indicated Units were being offered pursuant to an effective registration statement under the Securities Act.
     4.13. Absence of Certain Changes or Events. Except as set forth in Section 4.13 of the Disclosure Schedule, since December 31, 2006, (a) except as a result of the consummation of the Transactions, none of the Partnership Parties has incurred any liability or obligation, indirect, direct or contingent (including off-balance sheet obligations), or entered into any transactions, not in the ordinary course of business, that, singly or in the aggregate, is material to the Partnership Parties, taken as a whole, (b) except as a result of the consummation of the Transactions, there has not been any material change in the capitalization, or material increase in the short-term debt or long-term debt, of the Partnership Parties, taken as a whole, and (c) there has not been any event or occurrence that constitutes or could reasonably be expected to constitute a Material Adverse Effect.
     4.14. Compliance with Law. Except for Environmental Laws, Permits and Tax matters, which are the subject of Section 4.19, Section 4.22 and Section 4.23, respectively, the Partnership Parties have complied with all laws, rules and regulations of any Governmental Authority applicable to its properties, assets and business, except where such noncompliance would not have or be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The Partnership Parties have not received written notice of any violation of any such law, statute, ordinance, rule or regulation, except for notifications of violations which would not have or be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. None of the Partnership Parties is in default of any order, writ, judgment, award, injunction or decree of any Governmental Authority applicable to its business, except for defaults which would not have or be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.
     4.15. No Default. Except as set forth in Section 4.15 of the Disclosure Schedule, none of the Partnership Parties (i) is in violation of its certificate of limited partnership, certificate of formation, partnership agreement or other organizational or charter documents, (ii) is in default (and no event has occurred which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a debt or other obligation of the Partnership Parties) to which a Partnership Party is a party or by which any property or asset of the Partnership Parties is bound or affected except for any of the foregoing that would not have, or be reasonably expected to have, a Material Adverse Effect, or (iii) is in violation of any law, statute, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which any of the Partnership Parties is subject (including, without limitation, federal and state securities laws and regulations) or by which any property or asset of the Partnership Parties is bound or affected, which violation would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or could materially impair the ability of any of the Partnership Parties to perform their obligations under the Transaction Documents. To Issuer’s Knowledge, no third party to any agreement, credit facility, debt or other instrument (evidencing a debt or other obligation of the Partnership Parties) to which any of the Partnership Parties is a party or by which any of them is bound or to which any of their properties is subject, is in default under any such agreement, which default would, if continued, have a Material Adverse Effect.
     4.16. Real Property; Rights of Way.
     (a) No Partnership Party other than Bluestem owns, leases or holds any consents, easements, rights-of-way or licenses (“rights-of-way”) in or related to any real property.
     (b) Bluestem does not own fee simple title to any land.
     (c) Except as would not have, or be reasonably expected to have, a Material Adverse Effect: (i) all leases of real property under which Bluestem is a tenant are in full force and effect and constitute valid and binding obligations of the respective parties thereto; (ii) there currently are not any defaults under such leases by Bluestem or, to Issuer’s Knowledge, by any other party thereto; (iii) no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default under such leases entitling the lessor to terminate the lease; and (iv) the continuation, validity and effectiveness of all such leases under the current rentals and other current terms thereof will in no way be affected by the transactions contemplated by this Agreement.
     (d) Bluestem has such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to conduct its business as currently contemplated, and except for such rights-of-way which, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; Bluestem has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of Bluestem as the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect.
     4.17. Personal Property. No Partnership Party other than Bluestem owns, leases or otherwise has rights to any personal property. Bluestem has good title to all the personal property assets (including pipelines and equipment), tangible or intangible, shown on the most recent balance sheet included in the Financial Statements. Except as set forth in Section 4.17 of the Disclosure Schedule, none of such assets are subject to any (i) contracts of sale or lease, except contracts for the sale of inventory in the ordinary and regular course of business, or (ii) security interests, encumbrances, liens or charges of any kind or character. Except as set forth in Section 4.17 of the Disclosure Schedule and further except as would not have, or be reasonably expected to have, a Material Adverse Effect, (A) all personal property leases are in full force and effect and constitute valid and binding obligations of the respective parties thereto; (B) there have not been and there currently are not any defaults thereunder by Bluestem or, to Issuer’s Knowledge, any other party thereto; (C) no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder entitling the lessor to terminate the lease; and (D) the continuation, validity and effectiveness of all such leases under the current rentals and other current terms thereof will in no way be affected by the Transactions.
     4.18. Insurance. Set forth as Section 4.18 of the Disclosure Schedule is a schedule of all material policies of fire, liability, workers’ compensation and other forms of insurance purchased or held by and insuring the Partnership Parties. Each insurance policy listed in Section 4.18 of the Disclosure Schedule is in full force and effect, all premiums with respect thereto have been paid, and no written notice of cancellation or termination has been received with respect to any such policy which was not replaced on substantially similar terms prior to the date of such cancellation.
     4.19. Environmental Matters.
     (a) The Partnership Parties have obtained and filed, and are in compliance in all material respects with, all permits, licenses and governmental authorizations required for the Partnership Parties to operate their businesses under applicable Environmental Laws (the “Environmental Permits”), and all Environmental Permits are valid and currently in full force and effect, and there are no conditions or circumstances that would result in the revocation or suspension of the Environmental Permits or that would preclude the renewal of the Environmental Permits except as would not have or be reasonably expected to have a Material Adverse Effect; and the Partnership Parties are, and during the relevant time periods specified in the applicable statutes of limitations, have been in compliance with applicable Environmental Laws except as would not have or be reasonably expected to have a Material Adverse Effect.

     (b) Except as set forth in Section 4.19(b) of the Disclosure Schedule, the Partnership Parties have not received any written request for information, or been notified in writing that it is a potentially responsible party, under CERCLA or any similar Environmental Law.
     (c) Except as would not have or be reasonably expected to have a Material Adverse Effect, the Partnership Parties have not entered into or agreed to any consent decree or order, and are not subject to any judgment, decree, or judicial order relating to compliance with any Environmental Law or to investigation or cleanup of Hazardous Substances under any Environmental Law, and the Partnership Parties and their business, operations and properties are not subject to any existing, pending or, to the Issuer’s Knowledge, threatened action, suit, investigation, inquiry or proceeding by or before any Governmental Authority pursuant to any Environmental Law.
     (d) Except as set forth in Section 4.19(d) of the Disclosure Schedule, there has been no release of Hazardous Substances into the environment in connection with the properties, business or operations of the Partnership Parties for which remedial or corrective action may be required under Environmental Laws, and there has been no exposure of any person or property to any Hazardous Substances from or in connection with the properties, business or operations of the Partnership Parties that could reasonably be expected to form the basis of a claim for damages or compensation.
     (e) The Partnership Parties have made available to Buyers all internal and external environmental studies, reports, audits and assessments and all correspondence on substantial environmental matters related to the Partnership Parties’ properties, business or operations in the possession of the Partnership Parties
     (f) The representations and warranties made in this Section 4.19 are Issuer’s exclusive representations and warranties relating to environmental matters.
     4.20. Material Contracts. Except as set forth on Section 4.20 of the Disclosure Schedule (a) each Material Contract is valid, binding and enforceable in accordance with its terms, and is in full force and effect, (b) none of the Partnership Parties has received any notice of default of any Partnership Party under any Material Contract in the 12-month period prior to the date of this Agreement, (c) there are no uncured defaults of any Partnership Party under any Material Contract that would give the counterparty thereof the right to terminate such Material Contract, and (d) to the Issuer’s Knowledge, there are no material defaults by any of the counterparties to such Material Contracts, in each case under clauses (a) through (d) above, except as would not have or be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.
     4.21. Legal Proceedings. Except as set forth in Section 4.21 of the Disclosure Schedule, there are no claims, actions, or proceedings pending or threatened and, to the

Issuer’s Knowledge, there are no events or conditions existing that could give rise to any claim, action or proceeding against the Partnership Parties or affecting the assets of the Partnership Parties by or before any Governmental Authority, that would result, individually or in the aggregate, in any losses, claims, damages, liabilities, costs and expenses (including, without limitation, attorneys’ fees), interest, penalties, judgments and settlements to the Partnership Parties in excess of $300,000.
     4.22. Permits. Bluestem has all material permits, licenses, franchises and other governmental authorizations, consents and approvals, other than with respect to Environmental Laws, necessary to operate its business as presently operated (collectively, “Permits”), except where the failure to have such Permits would not have or be reasonably expected to have individually or in the aggregate, a Material Adverse Effect. Bluestem has not received any written notification that it is in violation of any Permits, except for notifications of violations which would not have or be reasonably expected to have individually or in the aggregate, a Material Adverse Effect. Bluestem is in compliance with all Permits, except where such noncompliance would not have or be reasonably expected to have individually or in the aggregate, a Material Adverse Effect.
     4.23. Taxes. The Partnership Parties have, in respect of their business, filed all Tax Returns required to be filed other than those Tax Returns the failure of which to file would not have or be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect; to the Issuer’s Knowledge, such Tax Returns are true, correct and complete in all material respects; and the Partnership Parties have paid in full all Taxes shown to be due on such Tax Returns. None of the Partnership Parties have received any written notice of deficiency or assessment from any taxing authority with respect to liabilities for material Taxes of the Partnership Parties, that have not been fully paid or finally settled, unless being contested in good faith through appropriate proceedings and for which adequate reserves are presented on the Financial Statements. There are no outstanding agreements or waivers extending the applicable statutory periods of limitation for Taxes associated with Partnership Parties’ business for any period. Issuer has been recently formed and intends to be treated as a partnership for U.S. federal income Tax purposes and Issuer has not made any election to be treated as an association taxable as a corporation.
     4.24. Employee Benefit Plans.
     (a) Section 4.24 of the Disclosure Schedule sets forth a list of each plan, program and arrangement, whether written or unwritten, that is sponsored, maintained or contributed to by any Partnership Party for the benefit of current or former employees of a Partnership Party, that provides for pension, retirement, profit-sharing, savings, bonus, deferred or incentive compensation, including, without limitation, any restricted stock/unit, stock/unit option or stock/unit appreciation right benefit plan (each a “Benefit Plan”). Section 4.24 of the Disclosure Schedule identifies any Benefit Plan that is sponsored or maintained by a Partnership Party.

     (b) With respect to each Benefit Plan and any Benefit Plan previously sponsored, maintained or contributed to by any Partnership Party or their Affiliates, no event has occurred, and there exists no condition or set of circumstances in connection with which any Partnership Party could, directly or indirectly (through any entity which is under common control with a Partnership Party within the meaning of Code Section 414(b), (c), (m), (o) or (t)) be subject to any material liability under ERISA, the Code or any other applicable law, except liability for benefits claims and funding obligations payable in the ordinary course.
     (c) None of the Partnership Parties contributes to or has an obligation to contribute to, and has not at any time within six (6) years prior to the date of the Acquisition contributed to or had an obligation to contribute to, a “multiemployer plan” within the meaning of Section 3(37) of ERISA or a plan subject to Title IV of ERISA. No Benefit Plan provides or promises to provide retiree medical, dental or life insurance benefits to any current or former employee of any Partnership Party, other than pursuant to the continuation coverage requirements of Section 4980B of the Code and Sections 601 – 608 of ERISA.
     (d) In connection with the consummation of the Transactions, no payments of money or other property, acceleration of benefits, or provisions of other rights have or will be made hereunder, under any agreement contemplated herein, or under the Benefit Plans that would be reasonably likely to result in imposition of the sanctions imposed under Sections 280G and 4999 of the Code, whether or not some other subsequent action or event would be required to cause such payment, acceleration, or provision to be triggered.
     4.25. Affiliate Contracts; Sufficiency of Assets. Except as set forth in Section 4.25 of the Disclosure Schedule and in the Transaction Documents, there are no material contracts, agreements, loans, understandings, leases, subleases, mortgages, instruments, licenses, commitments or binding arrangements, express or implied, oral or written, between the Partnership Parties, on the one hand, and QRC or any of its Affiliates (excluding GP, Issuer and Bluestem), on the other hand. All of the assets necessary for the conduct of the Partnership Parties’ business are owned, leased or licensed by the Partnership Parties, and none of such assets are owned by or leased or licensed to QRC or its Affiliates (excluding GP, Issuer and Bluestem), except as set forth in Section 4.25 of the Disclosure Schedule. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Partnership Party to or for the benefit of any of the officers or directors of any Partnership Party or their respective family members.
     4.26. Restrictions on Distributions. Neither Issuer nor Bluestem has entered into any agreement that restricts or prohibits its ability to pay cash distributions (other than any such restrictions contained in the Partnership Agreement or the Bluestem Limited Liability Company Agreement or as set forth in Section 4.26 of the Disclosure Schedule).

     4.27. Private Placement. Assuming the accuracy of the representations and warranties of the Buyers contained in this Agreement, the offer, sale and issuance of the Indicated Units to the Buyers are exempt from the registration requirements of the Securities Act, and the securities laws of any state having jurisdiction with respect thereto, and none of the Partnership Parties has taken or will take any action that would cause the loss of such exemption.
     4.28. Registration Rights. Except as provided in the Registration Rights Agreement and the Partnership Agreement, Issuer has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any Common Units or other securities of any of the Partnership Parties registered with the Commission.
     4.29. Investment Company. None of the Partnership Parties is now, and after the sale of the Indicated Units to be sold by Issuer hereunder and the application of the net proceeds from such sale will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     4.30. No Side Agreements. There are no other agreements by, between or among the Partnership Parties or their Affiliates, on the one hand, and any Buyer or its Affiliates, on the other hand, with respect to the transactions contemplated hereby, nor have any promises or inducements been made between or among such parties with respect to future transactions.
     4.31. Qualifying Income. Ninety percent (90%) of the gross income of the Issuer, based on pro forma income (as adjusted for the sale of Common Units and for the Asset Purchase as though both events occurred on January 1, 2007) for the six months ended June 30, 2007 will constitute “qualifying income,” within the meaning of Section 7704(d) of the Code (as currently in effect).
     4.32. Disclosure. To Issuer’s Knowledge all material information regarding the current or historical operation of Issuer’s business provided to Buyers in the electronic data room made available in connection with their due diligence investigation of Issuer is true and correct in all material respects as of the dates when such information was prepared; provided, however, that no representation or warranty is made with respect to any “forward looking” statements regarding the business or prospects of Issuer, including any projections of future revenues, business, expenses, distributions or operations, and any such representations or warranties are expressly disclaimed.
     4.33. Brokers’ Fee. Except as set forth in Section 4.33 of the Disclosure Schedule, no broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker, finder or similar fee or other commission from Issuer or any of its Affiliates in connection with this Agreement or the transactions contemplated hereby.
     4.34. Books and Records; Internal Controls. Each of the Partnership Parties (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     4.35. No Labor Dispute. No labor disturbance by the employees of any of the Partnership Parties exists or, to Issuer’s Knowledge, is imminent that could reasonably be expected to have a Material Adverse Effect.
ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF BUYER
     Each Buyer hereby severally represents and warrants to Issuer (as to itself, and not with respect to any other Buyer), as of the date of this Agreement, as follows:
     5.1. Organization. Buyer is duly organized, validly existing and in good standing under the laws of the State of its incorporation or formation and has the power and authority to own, lease and operate its properties and to carry on its business as now being conducted.
     5.2. Authority Relative to this Agreement. Buyer has the power and authority to execute and deliver the Transaction Documents to which it is a party and to consummate the Transactions contemplated under such Transaction Documents. The execution and delivery by Buyer of the Transaction Documents to which it is a party and the consummation by Buyer of the Transactions have been duly and validly authorized by Buyer and no other proceedings on the part of Buyer are necessary to authorize the Transaction Documents to which it is a party or to consummate the Transactions. Each of the Transaction Documents to which such Buyer is a party has been duly executed and delivered by Buyer, and assuming that such Transaction Documents constitute valid and binding agreements of the Partnership Parties that are parties thereto and QRC (as applicable), constitute valid and binding agreements of Buyer, and are enforceable against Buyer in accordance with their terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.
     5.3. Consents and Approvals; No Violation.
     (a) The execution and delivery of each Transaction Document to which it is a Party by Buyer and the consummation by Buyer of the Transactions will not (i) conflict with or result in any breach of any provision of the articles of incorporation or bylaws (or similar organizational documents) of Buyer, (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Buyer is a party or by which its assets may be bound, or (iii) violate any order, injunction, decree, statute, rule or regulation applicable to Buyer, except, in the case of clauses (ii) and (iii) above, for conflicts, breaches, defaults (or rights of termination, cancellation or acceleration) or violations which would not or would not be reasonably expected to, individually or in the aggregate, materially impair Buyer’s ability to perform its obligations under each Transaction Document to which it is a Party or to consummate the Transactions.
     (b) No declaration, filing or registration with, or notice to, or authorization, consent or approval of any Governmental Authority is necessary for the consummation by Buyer of the Transactions, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not obtained or made, would not or would not be reasonably expected to, individually or in the aggregate, materially impair Buyer’s ability to perform its obligations under each Transaction Document to which it is a Party or to consummate the Transactions.
     5.4. Acquisition for Investment; Due Diligence. Buyer is an informed and sophisticated purchaser experienced in financial and business matters and the evaluation and investment in businesses such as that of the Issuer as contemplated hereunder. Buyer is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act. Buyer is acquiring the Indicated Units for investment and not with a view toward or for sale in connection with any distribution thereof, or with any present intention of distributing or selling such Indicated Units. Buyer agrees that its Indicated Units may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of (i) except in accordance with the requirements of the Partnership Agreement or (ii) without registration under the Securities Act, as amended, except pursuant to an exemption from such registration available under such Act. Notwithstanding the immediately preceding sentence, Buyer may at any time enter into one or more total return swaps with respect to such Buyer’s Indicated Units with a third party provided such transactions are exempt from registration under the Securities Act. Buyer has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. Buyer has been furnished the materials relating to Buyer’s purchase of the Indicated Units that it has requested, and Issuer has provided Buyer the opportunity to ask questions of the officers and management employees of the Partnership Parties and QRC and to acquire additional information about the Partnership Parties and their respective financial condition.
     5.5. No Side Agreements. There are no other agreements by, between or among Buyer or its Affiliates, on the one hand, and any Partnership Parties or their

Affiliates, on the other hand, with respect to the transactions contemplated hereby, nor have any promises or inducements been made between or among such parties with respect to future transactions.
     5.6. Brokers’ Fee. No broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker, finder or similar fee or other commission from Buyer or any of its Affiliates in connection with this Agreement or the transactions contemplated hereby.
ARTICLE VI.
COVENANTS OF THE PARTIES
     6.1. Expenses. Except to the extent otherwise specifically provided herein, all costs and expenses incurred in connection with the Transaction Documents and the Transactions contemplated thereby shall be borne by the party incurring such costs and expenses; provided, however, that if any action at law or equity is necessary to enforce or interpret the terms of the Transaction Documents, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled; and provided further, that promptly following Closing, Issuer will, upon request from Alerian (and receipt of documentation reflecting the legal costs incurred), reimburse and pay to Alerian up to $75,000 of the legal expenses incurred by Alerian in connection with completing the transactions contemplated by this Agreement.
     6.2. Partnership Matters. Each Buyer hereby agrees to become a limited partner of Issuer and to be bound by all of the terms and conditions of the Partnership Agreement, including, without limitation, the granting to GP of Issuer the power of attorney provided for in Section 2.6 of the Partnership Agreement. Buyer understands that the Indicated Units are being offered in a transaction not involving a public offering within the meaning of the Securities Act and that the offer and sale of the Indicated Units has not been registered under the Securities Act and, unless so registered, the Indicated Units may not be sold except as permitted in the following sentence. Buyer agrees that, if in the future Buyer decides to offer, resell, pledge or otherwise transfer such Indicated Units, such Indicated Units may be offered, resold, pledged or otherwise transferred only (a) to Issuer or a subsidiary thereof, (b) pursuant to a registration statement that has been declared effective under the Securities Act, or (c) pursuant to an available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of Buyer’s property be at all times within Buyer’s control and subject to compliance with any applicable securities laws of any jurisdiction. Buyer agrees not to engage in hedging transactions with regard to the Indicated Units unless in compliance with the Securities Act. At Closing, Issuer will deliver to each Buyer one or more certificates, in the form adopted by Issuer, representing the Indicated Units purchased at the Closing by such Buyer. Buyer agrees to the imprinting, so long as the restrictions described in the legend are applicable, of the following legend on any certificate evidencing Indicated Units:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.
Certificates evidencing Indicated Units shall not be required to contain such legend or any other legend following any sale of such Indicated Units pursuant to an effective registration statement or Rule 144, or the restrictions described in the legend are no longer applicable. Buyer may request Issuer to remove the legend described above from the certificates evidencing the Indicated Units by submitting to Issuer such certificates, together with an opinion of counsel reasonably satisfactory to Issuer to the effect that such restrictions are no longer applicable under the Securities Act or applicable state laws, as the case may be.
     6.3. Use of Proceeds from Sale of the Indicated Units. The parties agree that $73,245,000 of the proceeds received by Issuer in connection with the issuance and sale of the Indicated Units pursuant to this Agreement will be used by the Issuer for payment of a portion of the purchase price for the Asset Purchase.
     6.4. Integration. Issuer shall not, and shall use its commercially reasonable efforts to ensure that none of Issuer or any Affiliate of Issuer shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Indicated Units to Buyer in a manner that would require the registration under the Securities Act of the sale of the Indicated Units.
     6.5. Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the issuance and sale of the Indicated Units pursuant to this Agreement.
     6.6. Public Statements. The parties shall consult with each other prior to issuing any public announcement, statement or other disclosure with respect to this Agreement or the transactions contemplated hereby and neither the Issuer on one hand nor the Buyers on the other shall issue any such public announcement, statement or other disclosure without having first received the written consent of the Buyers on one hand or Issuer on the other, except as may be required by law.
     6.7. No Implied Representations. Each Buyer hereby acknowledges and agrees that none of QRC, Issuer, GP or their Affiliates or any other Person has made or is making any representation or warranty whatsoever, express or implied, at law or in equity, except those representations and warranties of QRC, Issuer and GP explicitly set forth in Articles III and IV of this Agreement and in the other Transaction Documents. Without limiting the generality of the foregoing, except as explicitly set forth in Articles III and IV of this Agreement, none of QRC, Issuer, GP or their Affiliates or any other Person has made or is making any representation, express or implied, with respect to QRC, Issuer, GP, Bluestem, their respective businesses or any of their assets, liabilities or operations, their past, current or future financial condition, profitability or performance, the value of any of their assets, the merchantability, suitability or fitness for a particular purpose or quality with respect to any of their assets or the condition or workmanship thereof or the absence of any defects therein (whether latent or patent), and any such other representations or warranties are hereby expressly disclaimed.
     6.8. Independent Nature of Buyer’s Obligations and Rights. The obligations of each Buyer under this Agreement or the Registration Rights Agreement are several and not joint with the obligations of any other present or subsequent purchaser of the Indicated Units and each Buyer shall not be responsible in any way for the performance of the obligations of any other Buyer under any agreement to purchase Indicated Units. The decision of each Buyer to purchase Indicated Units pursuant to this Agreement has been made by such Buyer independently of any other Buyer of the Indicated Units and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Partnership Parties that may have been made or given by any other Buyer of the Indicated Units, as the case may be, or by any agent or employee of any such Buyer, and no Buyer or any of its agents or employees shall have any liability to any other Buyer (or any other Person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in the Registration Rights Agreement, and no action taken by any Buyer pursuant thereto, shall be deemed to constitute such Buyer as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that such Buyer is in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or the Registration Rights Agreement. Each Buyer acknowledges that no other Buyer of the Indicated Units has acted as agent for such Buyer in connection with making its investment hereunder and that no other Buyer will be acting as agent of such Buyer in connection with monitoring its investment hereunder. Each Buyer shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the Registration Rights Agreement, and it shall not be necessary for any other Buyer of the Indicated Units to be joined as an additional party in any proceeding for such purpose. Each Buyer represents that it has been represented by its own separate legal counsel in its review and negotiations of this Agreement and the Registration Rights Agreement.

     6.9. Tax Shield. The amount of the Issuer’s federal taxable income allocated to each Buyer, on a cumulative basis, for the period from the Effective Date to December 31, 2008, will be 20% or less of the amount of cash distributed to such Buyer with respect to such period.
ARTICLE VII.
INDEMNIFICATION
     7.1. Survival.
     (a) The representations and warranties of the parties contained in Articles III, IV and V shall, subject to Section 7.1(c), survive the Closing until the date that is one year after the Closing Date, with the exception that the representations and warranties in (i) Sections 4.16, 4.21, 4.24, 4.25, 4.26 and 4.27 shall survive until the date that is three years after the Closing Date, (ii) Section 4.20 shall survive until the expiration of the applicable statute of limitations and (iii) Sections 3.1 through 3.3, Sections 4.1 through 4.7 and 5.1 through 5.4 shall survive perpetually.
     (b) All covenants and agreements contained herein that by their terms are to be performed in whole or in part, or which prohibit actions, subsequent to the Closing, shall survive the Closing in accordance with their terms.
     (c) The period of time a representation or warranty or covenant or agreement survives the Closing pursuant to this Section 7.1 shall be the “Survival Period” with respect to such representation or warranty or covenant or agreement. In the event notice of any claim for indemnification under this Article VII shall have been given within the applicable Survival Period and such claim has not been finally resolved by the expiration of such Survival Period, the representations or warranties or covenants or agreements that are the subject of such claim shall survive, but only to the extent of and in the amount of the claim as made prior to the expiration of the Survival Period, until such claim is finally resolved.
     7.2. Indemnification Obligations of QRC and Issuer.
     (a) Subject to the terms of this Article VII, notwithstanding any termination of this Agreement, Issuer shall, during the applicable Survival Period, indemnify and hold harmless each Buyer, the directors, partners, member, agents, investment advisors of each of them, each Person who controls any Buyer (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person (collectively, the “Buyer Indemnitees”), to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities, costs and expenses (including, without limitation, attorneys’ fees), interest, penalties, judgments and settlements (collectively, “Losses”) incurred, arising out of or relating to (i) any breach of any of the representations or warranties (in each case, when made) of Issuer in Article IV, and (ii) any breach of any of the covenants or agreements of Issuer in this Agreement that by their terms are to be performed in whole or in part, or which prohibit actions, subsequent to the Closing Date.
     (b) Subject to the terms of this Article VII, notwithstanding any termination of this Agreement, QRC shall, during the applicable Survival Period, indemnify and hold harmless the Buyer Indemnitees, to the fullest extent permitted by law, from and against any Losses incurred, arising out of or relating to (i) any breach of any of the representations or warranties (in each case, when made) of QRC in Article III, (ii) any breach of any of the representations or warranties (in each case, when made) of Issuer in Article IV to the extent that the act or event from which such breach arises occurred on or prior to December 22, 2006, and (iii) any breach of any of the covenants or agreements of QRC in this Agreement that by their terms are to be performed in whole or in part, or which prohibit actions, subsequent to the Closing Date.
     (c) In no event shall the amount of Losses for which QRC and Issuer (collectively, the “Seller Indemnitors”) are obligated to indemnify the Buyer Indemnitees pursuant to Section 6.2(a) or 6.2(b) exceed, in the aggregate, the Total Invested Amount.
     7.3. Indemnification Obligations of Buyer. From and after the Closing, subject to the terms of this Article VII, each Buyer shall during the applicable Survival Period, severally and not jointly, indemnify and hold harmless QRC and Issuer, the directors, partners, members, agents, investment advisors of each of them, each Person who controls any Buyer (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by law, from and against Losses incurred, arising out of or relating to (i) any breach of any of the representations or warranties (in each case, when made) of such Buyer in Article V and (ii) any breach of any of the covenants or agreements of such Buyer in this Agreement that by their terms are to be performed in whole or in part, or which prohibit actions, subsequent to the Closing Date; provided, however, that the liability of each Buyer for all claims hereunder shall not exceed the Indicated Purchase Price of such Buyer calculated in accordance with Section 2.2.
     7.4. Indemnification Procedures and Limitations.
     (a) In the event that any action, suit, claim or proceeding is commenced by a third party involving a claim for which a party required to provide indemnification hereunder (an “Indemnifying Party”) may be liable to a party entitled to indemnification (an “Indemnified Party”) hereunder (a “Third Party Claim”), the Indemnified Party shall promptly notify the Indemnifying Party in writing of such Third Party Claim indicating the nature of such claim and the basis therefore (the “Claim Notice”) and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that no failure of any Indemnified Party to give such Claim Notice and no delay on the part of the Indemnified Party in giving any such Claim Notice shall relieve the Indemnifying Party of any indemnification obligation hereunder except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.
     (b) An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, such counsel shall be at the expense of the Indemnifying Party). It being understood, however, that the Indemnifying Party shall not, in connection with any one such Proceeding, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be appointed by a majority of the Indemnified Parties; provided, however, that in the case a single firm of attorneys would be inappropriate due to actual or potential differing interests or conflicts between such Indemnified Parties and any other party represented by such counsel in such Proceeding or otherwise, then the Indemnifying Party shall be liable for the fees and expenses of one additional firm of attorneys with respect to such Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and does not contain any admission of wrongdoing or illegal conduct.
     (c) All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).
     (d) In calculating amounts payable to an Indemnified Party, the amount of any indemnified Losses shall be determined without duplication of any other Loss for which an indemnification claim has been made or could be made under any other representation, warranty, covenant, or agreement and shall be computed net of (i) payments recovered by the Indemnified Party under any insurance policy with respect to such Losses, (ii) any prior or subsequent recovery by the Indemnified Party from any Person with respect to such Losses.
     (e) Notwithstanding any other provision of this Agreement, in no event shall Issuer, QRC or any Buyer be liable for punitive damages or any special, incidental, indirect or consequential damages of any kind or nature, regardless of the form of action through which such damages are sought.
     (f) Except for a claim of fraud, the remedies provided in this Article VII (including specific performance, as discussed in Section 7.4 (g) below) shall be the sole and exclusive remedies of the parties, from and after the Closing Date, with respect to this Agreement and the transactions contemplated hereby.
ARTICLE VIII.
MISCELLANEOUS PROVISIONS
     8.1. Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of QRC, Issuer, GP and the Buyers.
     8.2. Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.
     8.3. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission, or mailed by a nationally recognized overnight courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, provided, that notices of a change of address shall be effective only upon receipt thereof):

(a)	If to Issuer or GP to:

Quest Midstream Partners, L.P. 9520 N. May Avenue, Suite 300 Oklahoma City, Oklahoma 73120 Attention: President Telecopy: 405-840-9897

with copies (which shall not constitute notice) to:

Stinson Morrison Hecker LLP 1201 Walnut Street, Suite 2900 Kansas City, Missouri 64106-2150 Attention: Patrick J. Respeliers, Esq. Telecopy: 816-691-3495

(b)	If to QRC to:

Quest Resource Corporation 9520 N. May Avenue, Suite 300 Oklahoma City, Oklahoma 73120 Attention: President Telecopy: 405-840-9897

with copies (which shall not constitute notice) to:

Stinson Morrison Hecker LLP 1201 Walnut Street, Suite 2900 Kansas City, Missouri 64106-2150 Attention: Patrick J. Respeliers, Esq. Telecopy: 816-691-3495
     (c) if to a Buyer, addressed to the address set forth on the signature page hereto.
     8.4. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Issuer may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyers of at least two-thirds of the Indicated Units sold pursuant to this Agreement. All or any portion the Indicated Units purchased by such Buyer pursuant to this Agreement may be sold, assigned or pledged by Buyer, subject to compliance with applicable securities laws, the terms of this Agreement and the terms of the Partnership Agreement. All or any portion of the rights and obligations of the Buyers under this Agreement may not be transferred by any Buyer without the written consent of GP or Issuer, unless such transfer is to an Affiliate of such Buyer in which case written consent shall not be required. Notwithstanding the foregoing, each Buyer may at any time enter into one or more total return swaps with respect to such Buyer’s Indicated Units with a third party provided such transactions are exempt from registration under the Securities Act.
     8.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.
     8.6. Facsimiles; Counterparts. This Agreement may be executed by facsimile signatures by any party and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required. This Agreement may be executed in one or more counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.
     8.7. Entire Agreement. This Agreement, the Partnership Agreement and the Registration Rights Agreement constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect to such subject matter.
     8.8. Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.
     8.9. Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns. None of the provisions of this Agreement shall be for the benefit of or enforceable by any third party, including any creditor of any party or any of their Affiliates. No such third party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any claim in respect of any liability (or otherwise) against either party hereto; provided, however, that each Person named as receiving the benefits of the indemnification provided in Sections 7.2 and 7.3 is an intended third party beneficiary pursuant to the provisions of Sections 7.2 and 7.3 and may enforce the provisions of such sections directly against the parties with obligations thereunder.
[Signature pages follow]

     IN WITNESS WHEREOF, Issuer and Buyer have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

QUEST MIDSTREAM PARTNERS, L.P.

By:	Quest Midstream GP, LLC,
its general partner

	By:	/s/ Jerry D. Cash

	Name:	Jerry D. Cash
	Title:	Chief Executive Officer

QUEST MIDSTREAM GP, LLC

	By:	/s/ Jerry D. Cash

	Name:	Jerry D. Cash
	Title:	Chief Executive Officer

QUEST RESOURCE CORPORATION

By:	/s/ Jerry D. Cash

Name:	Jerry D. Cash
Title:	Chief Executive Officer

ALERIAN OPPORTUNITY PARTNERS IX, LP

By:	ALERIAN OPPORTUNITY ADVISORS IX, LLC
its general partner

	By:	/s/ Gabriel Hammond

	Name:	Gabriel Hammond
	Title:	Managing Member

Address for Notice:

Alerian Capital Management
45 Rockefeller Plaza, 20th Floor

New York, NY 10111
Attention: Gabriel Hammond

BEL AIR MLP ENERGY INFRASTRUCTURE FUND, LP

By:	SWANK ENERGY INCOME ADVISORS, L.P.
its investment advisor

	By:	SWANK CAPITAL, LLC
its general partner

	By:	/s/ Jerry V. Swank

	Name:	Jerry V. Swank
	Title:	Manager

Address for Notice:

Swank Capital, LLC
Oak Lawn Avenue, Suite 650
Dallas, TX 75219

TORTOISE CAPITAL RESOURCES CORPORATION

By:	/s/ Edward Russell

Name:	Edward Russell
Title:	President

Address for Notice:

Tortoise Capital Resources Corporation
10801 Mastin Blvd., Suite 222
Overland Park, KS 66210

TORTOISE GAS AND OIL CORPORATION

By:	/s/ David J. Schulte

Name:	David J. Schulte
Title:	President & CEO

Address for Notice:

Tortoise Gas and Oil Corporation
10801 Mastin Blvd., Suite 222
Overland Park, KS 66210

DALEA PARTNERS, LP

By:	DALEA MANAGEMENT, LLC
Its general partner

By:	/s/ N. Malone Mitchell, 3rd

Name:	N. Malone Mitchell, 3rd
Title:	Manager

Address for Notice:

c/o Riata Management LLC
4801 Gaillardia Parkway, Suite 225
Oklahoma City, OK 73142

HARTZ CAPITAL MLP, LLC

By:	Hartz Capital, Inc.,
Its manager

By:	/s/ Ronald J. Bangs

Name:	Ronald J. Bangs
Title:	Chief Operating Officer

Address for Notice:

c/o Hartz Capital, Inc.
400 Plaza Drive
Seacaucus, New Jersey 07094

ZLP FUND, L.P.

By:	Zimmer Lucas Partners, LLC,
Its general partner

By:	/s/ Craig M. Lucas

Name:	Craig M. Lucas
Title:	Managing Member

Address for Notice:

c/o Zimmer Lucas Partners, LLC.
Harborside Financial Center
Plaza 10, Suite 301
Jersey City, NJ 07311

KED MME INVESTMENT PARTNERS, LP

By:	KED MME Investment GP, LLC,
Its general partner

By:	/s/ James C. Baker

Name:	James C. Baker
Title:	Vice President

Address for Notice:

1800 Avenue of the Stars, Second Floor
Los Angeles, California 90067
Attention: David Shladovsky, Esq.
Facsimile: (310) 284-6490

with a copy to:

KED MME Investment Partners, LP
1100 Louisiana, Suite 4550
Houston, Texas 77002
Attention: Kevin McCarthy
Facsimile: (713) 655-7359

EAGLE INCOME APPRECIATION PARTNERS, L.P.

By:	Eagle Income Appreciation GP, LLC
its general partner

	By:	Eagle Global Advisors, LLC
its managing member

	By:	/s/ Malcom Day

		Name:	Malcom Day
		Title:	Partner

Address for Notice:

c/o Eagle Global Advisors
5847 San Felipe Road, Suite 930
Houston, TX 77057

EAGLE INCOME APPRECIATION II, L.P.

By:	Eagle Income Appreciation GP, LLC
its general partner

	By:	Eagle Global Advisors, LLC
its managing member

	By:	/s/ Malcom Day

		Name:	Malcom Day
		Title:	Partner

Address for Notice:

c/o Eagle Global Advisors
5847 San Felipe Road, Suite 930
Houston, TX 77057

CITIGROUP FINANCIAL PRODUCTS, INC.

By:	/s/ Bret Engelkemier

Name:	Bret Engelkemier
Title:	Managing Director

Address for Notice:

Citigroup Financial Products, Inc.
390 Greenwich St.
New York, NY 10013
Attn: Brendan O’Dea

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:	/s/ David A. Barras
Name:	David A. Barras
Title:	Its Authorized Representative

Address for Notice:

The Northwestern Mutual Life Insurance Company
720 East Wisconsin Avenue
Milwaukee, WI 53202
Attention: Jerome Baeir

EXHIBIT A
     1.1 Definitions. As used in this Agreement, the following terms have the meanings specified or referred to in this Section 1.1:
          (1) “Acquired Entities” means, collectively, Midcoast Kansas Pipeline, L.L.C., a Delaware limited liability company, Midcoast Kansas General Partner, L.L.C., a Delaware limited liability company, and Enbridge Pipelines (KPC), a Kansas general partnership.
          (2) “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.
          (3) “Agreement” shall have the meaning set forth in the preamble to this Agreement.
          (4) “Asset Purchase” shall have the meaning set forth in Section 2.2.
          (5) “Benefit Plans” shall have the meaning set forth in Section 4.24(a).
          (6) “Bluestem” mean Bluestem Pipeline, LLC.
          (7) “Bluestem Limited Liability Company Agreement” shall mean the Limited Liability Company Agreement of Bluestem, dated as of December 15, 2003.
          (8) “Buyer” and “Buyers” shall have the meanings set forth in the preamble to this Agreement.
          (9) “Buyer Indemnitees” shall have the meaning set forth in Section 7.2(a).
          (10) “CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601, et seq., as amended.
          (11) “Class A Subordinated Unit” shall have the meaning set forth in the Partnership Agreement.
          (12) “Class B Subordinated Unit” shall have the meaning set forth in the Partnership Agreement.
          (13) “Closing” shall have the meaning set forth in Section 2.2.
          (14) “Closing Date” shall have the meaning set forth in Section 2.2.

          (15) “Closing Notice” shall have the meaning set forth in Section 2.2.
          (16) “Code” means the Internal Revenue Code of 1986, as amended.
          (17) “Common Unit” shall have the meaning set forth in the Partnership Agreement.
          (18) “Delaware LP Act” means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time.
          (19) “Disclosure Schedule” means the disclosure schedule of Issuer referred to in, and delivered pursuant to, this Agreement.
          (20) “Environmental Laws” means all federal, state and local laws, regulations, rules, ordinances, codes, decrees, judgments, directives, or judicial or administrative orders relating to pollution or protection of the environment, natural resources or human health and safety, including laws relating to Hazardous Substances (including ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, transport or handling of Hazardous Substances, laws relating to record keeping, notification, disclosure and reporting requirements respecting Hazardous Substances, and laws relating to the management and use of natural resources.
          (21) “Environmental Permits” shall have the meaning set forth in Section 4.19(a).
          (22) “ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder.
          (23) “Escrow Account” means the escrow account specified in the Escrow Agreement.
          (24) “Escrow Agent” mean U.S. Bank National Association, a national banking association.
          (25) “Escrow Agreement” shall have the meaning set forth in Section 2.4(b)(ii).
          (26) “FERC” means the Federal Energy Regulatory Commission or any successor thereto.
          (27) “Financial Statements” means (i) the audited balance sheet of Issuer as at December 31, 2006 and the audited consolidated statement of income and cash flows of Issuer for the fiscal year then ended and (ii) the unaudited balance sheet of Issuer as at June 30, 2007 and the unaudited statement of income and cash flows of Issuer for the six months then ended.
          (28) “First Amendment to Registration Rights Agreement” shall have the meaning set forth in Section 2.4s(c)(iii).

          (29) “GAAP” means generally accepted accounting principles as used in the United States in effect from time to time.
          (30) “General Partner Unit” shall have the meaning set forth in the Partnership Agreement.
          (31) “Governmental Authority” means any executive, legislative, judicial, regulatory or administrative agency, body, commission, department, board, court, tribunal, arbitrating body or authority of the United States or any foreign country, or any state, local or other governmental subdivision thereof.
          (32) “GP Limited Liability Company Agreement” shall mean the Amended and Restated Limited Liability Company Agreement of GP, dated as of December 22, 2006.
          (33) “Hazardous Substances” means (i) any petrochemical or petroleum products, radioactive materials, explosive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid which may contain levels of polychlorinated biphenyls, (ii) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “restricted hazardous materials,” “extremely hazardous substances,” “toxic substances,” “contaminants” or “pollutants” or words of similar meaning and regulatory effect under Environmental Laws or (iii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any applicable Environmental Law.
          (34) “Incentive Distribution Rights” shall have the meaning set forth in the Partnership Agreement.
          (35) “Indemnified Party” shall have the meaning set forth in Section 7.4(a).
          (36) “Indemnifying Party” shall have the meaning set forth in Section 7.4(a).
          (37) “Indicated Units” shall have the meaning set forth in Section 2.1.
          (38) “Indicated Purchase Price” shall have the meaning set forth in Section 2.1.
          (39) “Investors’ Rights Agreement” shall have the meaning set forth in Section 2.4(c)(v).
          (40) “Issuer” shall have the meaning set forth in the preamble to this Agreement.
          (41) “Issuer’s Knowledge” means the actual knowledge of an executive officer of the Partnership Parties after reasonable inquiry. For purposes of this definition the executive officers of the Partnership Parties are Jerry Cash, David Grose and Richard Muncrief.
          (42) “Losses” shall have the meaning set forth in Section 7.2(a).

          (43) “Material Adverse Effect” shall have the meaning set forth in Section 4.1.
          (44) “Material Contracts” shall mean, as of the date of this Agreement, all contracts, agreements, personal property leases, commitments, understandings or instruments of any Partnership Party or by which any Partnership Party is bound with a value in excess of $250,000 or with annual payments greater than $100,000, other than any leases.
          (45) “Partnership Agreement” shall have the meaning set forth in Section 2.4(c)(ii).
          (46) “Partnership Parties” shall have the meaning set forth in Section 4.1.
          (47) “Permits” shall have the meaning set forth in Section 4.22.
          (48) “Person” means any individual, partnership, joint venture, corporation, limited liability company, limited liability partnership, trust, unincorporated organization or Governmental Authority or any department or agency thereof.
          (49) “Pro-Forma Balance Sheet” shall have the meaning set forth in Section 4.11(b).
          (50) “Pro-Forma EBITDA Statement” shall have the meaning set forth in Section 4.11(b).
          (51) “Pro-Forma Financial Statements” shall have the meaning set forth in Section 4.11(b).
          (52) “QRC” shall have the meaning set forth in the preamble to this Agreement.
          (53) “QRC Material Adverse Effect” shall have the meaning set forth in Section 3.1.
          (54) “Registration Rights Agreement” means that Registration Rights Agreement, dated as of December 22, 2006, among Issuer and each of the investors signatory thereto, as amended.
          (55) “Securities Act” shall have the meaning set forth in the recitals to this Agreement.
          (56) “Seller Indemnitors” shall have the meaning set forth in Section 7.2(b).
          (57) “Subsidiary” of any Person (the “Subject Person”) means any Person, whether incorporated or unincorporated, of which (i) at least 50% of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions, (ii) a general partner interest or (iii) a managing member interest, is directly or indirectly owned or controlled by the Subject Person or by one or more of its respective Subsidiaries.
          (58) “Survival Period” shall have the meaning set forth in Section 7.1(c).
          (59) “Tax” means any tax, charge, fee, levy, penalty or other assessment imposed by any U.S. federal, state, local or foreign taxing authority, including any excise, property, income, sales, transfer, franchise, payroll, withholding, social security or other tax, including any interest, penalties or additions attributable thereto.
          (60) “Tax Return” means any return, report, information return, declaration, claim for refund or other document (including any related or supporting information) supplied or required to be supplied to any authority with respect to Taxes and including any supplement or amendment thereof.
          (61) “Transaction Documents” shall mean this Agreement, the Partnership Agreement, the First Amendment to Registration Rights Agreement, the Investors’ Rights Agreement, the Purchase and Sale Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.
          (62) “Transactions” shall mean the transactions contemplated by the Transaction Documents.
     1.2 Interpretations. Unless expressly provide for elsewhere in this Agreement, this Agreement shall be interpreted in accordance with the following provisions:
          (1) no consideration may be given to the captions of the articles, sections or subsections, or to the Table of Contents, all of which are inserted for convenience in locating the provisions of this Agreement and not as an aid in its construction;
          (2) no consideration may be given to the fact or presumption that one party had a greater or lesser hand in drafting this Agreement;
          (3) examples are not to be construed to limit, expressly or by implication, the matter they illustrate;
          (4) the word “includes” and its derivatives means “includes, but is not limited to,” and corresponding derivative expressions;
          (5) a defined term has its defined meaning throughout this Agreement and each exhibit and schedule to this Agreement, regardless of whether it appears before or after the place where it is defined;
          (6) the meanings of the defined terms are applicable to both the singular and plural forms thereof;
          (7) all references to prices, values or monetary amounts refer to United States dollars;

          (8) all references to articles, sections, subsections, paragraphs, clauses, exhibits or schedules refer to articles, sections, subsections, paragraphs and clauses of this Agreement, and to exhibits or schedules attached to this Agreement, unless expressly provided otherwise;
          (9) each exhibit and schedule to this Agreement is a part of this Agreement and references to the term “Agreement” are deemed to include each such exhibit and schedule to this Agreement except to the extent that the context indicates otherwise, but if there is any conflict or inconsistency between the main body of this Agreement and any exhibit or schedule, the provisions of the main body of this Agreement will prevail;
          (10) the words “this Agreement,” “herein,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular article, section, subsection or other subdivision, unless expressly so limited;
          (11) the word “or” is disjunctive but not necessarily exclusive; and
          (12) all references to agreements or Laws are deemed to refer to such agreements or Laws as amended or as in effect at the applicable time.

EXHIBIT B
Escrow Agreement

B-1

EXHIBIT C
First Amendment to Registration Rights Agreement

C-1

EXHIBIT D
Second Amended and Restated Partnership Agreement

D-1

EXHIBIT E
Amended and Restated Investors’ Rights Agreement

E-1

EXHIBIT F
Form of Tax Opinion of Stinson Morrison Hecker LLP
     Based on the assumptions and limitations set forth herein, the QMLP Representation Letter and other information provided to us by GP, the truth, accuracy and completeness of all of which we are relying upon, it is our opinion that 90% or more of the pro forma gross income of the Partnership for the six months ending June 30, 2007,  would have constituted “qualifying income” within the meaning of section 7704(d) of the Internal Revenue Code of 1986, as amended.

F-1

EXHIBIT G
Form of Opinion of Stinson Morrison Hecker LLP
     1. Each of GP, Issuer and Bluestem is a limited liability company or limited partnership, as applicable, duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company or limited partnership, as applicable, power and authority (a) to own, lease and operate its properties, and to carry on its business as is now being conducted, as described in QRC’s Form 10-K for the year ended December 31, 2006, as amended, or in any subsequent filings with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and (b) in the case of GP, to act as general partner of Issuer. Based solely upon our review of the Certificates of Good Standing regarding GP, Issuer and Bluestem identified on Annex I.B. hereto, each of GP, Issuer and Bluestem is qualified to do business as a foreign limited liability company, and is in good standing, under the laws of the State of Kansas and the State of Oklahoma. Based solely upon our review of the Certificates of Good Standing regarding QRC identified on Annex I.B. hereto, QRC is qualified to do business as a foreign corporation, and is in good standing, under the laws of the State of Kansas and the State of Oklahoma.
     2. Each of GP and Issuer has the limited liability company or limited partnership, as applicable, power and authority to execute and deliver the Transaction Documents to which it is a party and to consummate the Transactions of GP or Issuer, as applicable, thereunder. The execution and delivery by each of GP and Issuer of the Transaction Documents to which it is a party, and the consummation by each of GP and Issuer of its Transactions thereunder, have been duly and validly authorized by GP or Issuer, as applicable, and no other limited liability company or limited partnership, as applicable, proceedings on the part of GP or Issuer are necessary to authorize the Transaction Documents to which it is a party or to consummate the Transactions of GP or Issuer, as applicable, contemplated thereby. Each of the Transaction Documents to which GP or Issuer is a party has been duly executed and delivered by GP or Issuer, as applicable and each Transaction Document constitutes the valid and binding agreement of QRC, GP and Issuer, as applicable, to which it is a party thereto, and is enforceable against QRC, GP and Issuer, as applicable, in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.
     3. GP is the sole general partner of Issuer and, upon Closing, will own 276,531 General Partner Units representing a 2% general partner interest in Issuer; and GP owns such General Partner Units free and clear of all liens, encumbrances, security interests, charges and other claims (except for the requirements of applicable securities laws and restrictions and requirements on transferability described in the Transaction Documents) (i) in respect of which a financing statement under the Uniform Commercial Code of Delaware naming GP as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware (based solely upon our review of a specific search of such Secretary of State) or (ii) otherwise known to us, without independent investigation, other than those created by or arising under the

Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and except, in the case of either (i) or (ii), security interests created under the GP’s financing agreements.
     4. GP owns the Incentive Distribution Rights free and clear of all liens, encumbrances, security interests, charges and other claims (except for the requirements of applicable securities laws and restrictions and requirements on transferability described in the Transaction Documents) (i) in respect of which a financing statement under the Uniform Commercial Code of Delaware naming GP as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware (based solely upon our review of a specific search of such Secretary of State) or (ii) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware LP Act and except, in the case of either (i) or (ii), security interests created under the GP’s financing agreements.
     5. Immediately after the Closing, the only issued and outstanding limited partner interests of Issuer will consist of 8,614,866 Common Units, 35,134 Class A SubordinatedUnits, 4,900,000 Class B Subordinated Units and the Incentive Distribution Rights. All outstanding Common Units, Class A Subordinated Units, Class B Subordinated Units and Incentive Distribution Rights and the partnership interests represented thereby outstanding prior to the consummation of the Transactions have been duly authorized, validly issued in accordance with the Partnership Agreement, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 and Section 17-804 of the Delaware LP Act). All Common Units being issued pursuant to the Purchase Agreement and the partnership interests represented thereby have been duly authorized and, when paid for, issued and delivered pursuant to the Purchase Agreement, will be validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 and Section 17-804 of the Delaware LP Act), free and clear of any liens (other than those arising under the Transaction Documents or those created by the Buyers), encumbrances, security interests, charges and other claims (except for the requirements of applicable securities laws and restrictions and requirements on transferability described in the Transaction Documents) (i) in respect of which a financing statement under the Uniform Commercial Code of Delaware naming GP as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware (based solely upon our review of a specific search of such Secretary of State) or (ii) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware LP Act.
     6. QRC owns the Class A Subordinated Units and the Class B Subordinated Units of Issuer free and clear of all liens, encumbrances, security interests, charges and other claims (except for the requirements of applicable securities laws on transferability and for the restrictions and requirements contained in the Transaction Documents) (i) in respect of which a financing statement under the Uniform Commercial Code of Nevada naming QRC as debtor is on file as of a recent date in the Office of the Secretary of State of the State of Nevada (based solely upon our review of a specific search of such Secretary of State) or (ii) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware LP Act, and except, in the case of either (i) or (ii), security interests created under QRC’s financing agreements.

     7. QRC owns 850 Membership Interests in GP, and, to our knowledge, ACM owns 75 Membership Interests in GP and Swank owns 75 Membership Interests in GP. The Membership Interests, and the equity interest in GP represented thereby, have been duly authorized, validly issued in accordance with the GP Limited Liability Company Agreement, fully paid (to the extent required under the GP Limited Liability Company Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 and Section 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)), free and clear of any liens (other than those arising under the Transaction Documents or those created by ACM or Swank), encumbrances, security interests, charges and other claims (except for the requirements of applicable securities laws and restrictions and requirements on transferability described in the Transaction Documents) (i) in respect of which a financing statement under the Uniform Commercial Code of Delaware naming QRC as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware (based solely upon our review of a specific search of such Secretary of State) or (ii) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware LLC Act and except, in the case of either (i) or (ii), security interests created under QRC’s financing agreements.
     8. Issuer is the sole member of Bluestem with a 100% membership interest in Bluestem; such membership interest has been duly authorized and validly issued in accordance with the Bluestem Limited Liability Company Agreement and is fully paid (to the extent required under the Bluestem Limited Liability Company Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 and Section 18-804 of the Delaware LLC Act); and Issuer owns such membership interest free and clear of all liens, encumbrances, security interests, charges or claims (except for the requirements of applicable securities laws and the restrictions and requirements on transferability contained in the Bluestem Limited Liability Company Agreement) (i) in respect of which a financing statement under the Uniform Commercial Code of Delaware naming Issuer as debtor is on file as of a recent date in the Office of the Secretary of State of State of Delaware (based solely upon our review of a specific search of such Secretary of State) or (ii) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware LLC Act and except, in the case of either (i) or (ii), security interests created under the Issuer’s financing agreements.
     9. The execution and delivery by each of QRC, GP and Issuer of each Transaction Document to which it is a party do not, and the performance of its obligations and the consummation of the Transactions of QRC, GP or Issuer, as applicable, thereunder will not: (i) with respect to GP, conflict with, or result in a breach of any provision of, the certificate of formation of GP or the Limited Liability Company Agreement of GP; (ii) with respect to Issuer, conflict with, or result in a breach of any provision of, the certificate of limited partnership of Issuer or the Partnership Agreement; (iii) constitute a default (or an event that with notice or lapse of time or both would become a default), give rise to any right of termination, cancellation, amendment or acceleration (with or without notice, lapse of time or both), or result in a lien on any of the equity interests in GP or Issuer or any of their assets, under any of the agreements set forth on Annex II to this opinion letter, except as set forth in the Transaction Documents and except for security interests and liens on any equity interests in Issuer or GP owned by QRC created under QRC’s financing agreements or (iv) result in a violation of the Delaware LLC Act or the Delaware LP Act, as applicable, or federal law or any order, judgment, injunction, decree or other restriction, of which we have knowledge, of any court or other governmental authority to which QRC, GP, or Issuer is subject or by which any property or asset of QRC, GP or Issuer is bound or affected, which breaches, defaults, rights of termination, cancellation, amendment or acceleration, liens or violations in the case of clause (iii) or (iv) above would have, individually or in the aggregate, a Material Adverse Effect or a QRC Material Adverse Effect, as the case may be; provided, however, that no opinion is expressed pursuant to this paragraph with respect to federal or state securities laws or other anti-fraud statutes, rules or regulations.
     10. No declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority under the Delaware LLC Act or the Delaware LP Act, as applicable, or federal law is necessary for the offering, issuance and sale by Issuer of the Indicated Units being delivered at the Closing Date, the execution and delivery by each of QRC, GP and Issuer of, and the performance of its obligations under, the Transaction Documents to which it is a party or for the consummation by QRC, GP or Issuer of the Transactions contemplated by such Transaction Documents, other than (i) in connection with the Hart Scott Rodino pre-merger notification filed with the Federal Trade Commission and the Department of Justice in connection with the Asset Purchase, (ii) filings or registrations required pursuant to state or federal securities laws, rules or regulations, as to which we do not express an opinion, or pursuant to the rules or any stock exchange in connection with the performance of the terms of the Registration Rights Agreement, as amended, (iii) such declarations, filings, registrations, notices, authorizations, consents or approvals (A) as have been obtained, made or given or (B) which, if not obtained, made or given, would not have or be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect or a QRC Material Adverse Effect, and (iv) such consents which (A) are of a routine or administrative nature, (B) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by the Transaction Documents and (C) are expected in the reasonable judgment of QRC, GP or Issuer, as applicable, to be obtained or made in the ordinary course of business subsequent to the consummation of the Transactions.
     11. Except as set forth in Section 4.10(b) of the Disclosure Schedules to the Purchase Agreement, to our knowledge, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or any right to subscribe for or acquire, any equity securities of GP, Issuer or Bluestem, nor is there any restriction upon the voting or transfer of any equity securities of GP, Issuer or Bluestem, pursuant to the Limited Liability Company Agreement of GP, the Partnership Agreement or the Limited Liability Company Agreement of Bluestem, as applicable. To our knowledge, other than those contained in the Transaction Documents, there are no anti-dilution or price adjustment provisions applicable to Issuer’s Partnership Interests or the GP’s Membership Interests.
     12. Neither the GP nor Issuer is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     13. The issuance and sale of the Indicated Units pursuant to the Purchase Agreement is exempt from the registration requirements of the Securities Act of 1933, as amended..

EXHIBIT H
Form of Opinion of Brownstein Hyatt Farber Schreck, P.C.
     1. QRC has been duly organized as a corporation, is validly existing and in good standing under the laws of the State of Nevada, and has the requisite corporate power and authority to own, lease and/or operate its properties and to conduct its business as currently conducted.
     2. QRC has the corporate power and authority to execute and deliver the Transaction Documents to which it is a party and to consummate the Transactions contemplated thereby. The execution and delivery by QRC of the Transaction Documents to which it is a party and the consummation of the Transactions contemplated thereby have been duly authorized by QRC. Each of the Transaction Documents to which QRC is a party have been duly executed and delivered by QRC.
     3. The execution and delivery by QRC, and the performance by QRC of its obligations under, each of the Transaction Documents to which it is a party, and the consummation of the Transactions contemplated thereby do not violate or contravene the QRC Governing Documents, any Applicable Nevada Law, or any Applicable Nevada Orders.
     4. No declaration, filing or registration with, or notice to, or consent, approval, authorization or exemption from or of, any Nevada Governmental Authorities is necessary under Applicable Nevada Law for the issuance and sale of the Indicated Units by Issuer or for the consummation by QRC of the Transactions contemplated under the Transaction Documents, other than (i) such consents that have been obtained or made and (ii) such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not obtained or made, would not have or be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect or a QRC Material Adverse Effect.

H-1

EXHIBIT I
Certificate of Issuer
     In connection with that Purchase Agreement, dated as of October 16, 2007 (this “Agreement”), made and entered into by and among Quest Midstream Partners, L.P., a Delaware limited partnership (“Issuer”), Quest Midstream GP, LLC, a Delaware limited liability company, Quest Resource Corporation, a Nevada corporation, and Alerian Opportunity Partners IX, L.P., Bel Air MLP Energy Infrastructure Fund, LP, Tortoise Capital Resources Corporation, Tortoise Gas and Oil Corporation, Dalea Partners, LP, Hartz Capital MLP, LLC, ZLP Fund, L.P., KED MME Investment Partners, LP, Eagle Income Appreciation Partners, L.P., Eagle Income Appreciation II, L.P., Citigroup Financial Products, Inc. and The Northwestern Mutual Life Insurance Company, the undersigned, being the Chief Executive Officer and Chief Financial Officer of Issuer, respectively, hereby certify on behalf of the Issuer and not in any individual capacity that the representations and warranties in Article IV of the Agreement are true and correct as of the Closing as though made at that time (except for representations and warranties that speak as of a specific date, which are true and correct as of such specified date) without giving effect to or taking into consideration the Acquired Entities (as defined below), the Asset Purchase or any matter related thereto; provided however, that with respect to Section 4.5 only, as of the Closing, Section 4.5 is hereby amended as follows:
Except for Issuer’s ownership of (i) a 100% membership interest in Midcoast Kansas Pipeline, L.L.C., a Delaware limited liability company (“MKP”), (ii) a 100% membership interest in Midcoast Kansas General Partner, L.L.C., a Delaware limited liability company (“MKGP”), (iii) an indirect 100% ownership interest in Enbridge Pipelines (KPC), a Kansas general partnership (“KPC” and collectively, with MKP and MKGP, the “Acquired Entities”), and (iv) a 100% membership interest in Bluestem, Issuer does not own or hold any equity ownership interest in any other Person.

I-1

EXHIBIT J
Certificate of QRC
     In connection with that Purchase Agreement, dated as of October 16, 2007 (this “Agreement”), made and entered into by and among Quest Midstream Partners, L.P., a Delaware limited partnership, Quest Midstream GP, LLC, a Delaware limited liability company, Quest Resource Corporation, a Nevada corporation (“QRC”), and Alerian Opportunity Partners IX, L.P., Bel Air MLP Energy Infrastructure Fund, LP, Tortoise Capital Resources Corporation, Tortoise Gas and Oil Corporation, Dalea Partners, LP, Hartz Capital MLP, LLC, ZLP Fund, L.P., KED MME Investment Partners, LP, Eagle Income Appreciation Partners, L.P., Eagle Income Appreciation II, L.P., Citigroup Financial Products, Inc. and The Northwestern Mutual Life Insurance Company, the undersigned, being the Chief Executive Officer and Chief Financial Officer of QRC, respectively, hereby certify on behalf of QRC and not in any individual capacity that the representations and warranties in Article III of the Agreement are true and correct as of the Closing as though made at that time (except for representations and warranties that speak as of a specific date, which are true and correct as of such specified date) without giving effect to or taking into consideration the Acquired Entities (as defined below), the Asset Purchase or any matter related thereto. For purposes hereof, “Acquired Entities” means (i) Midcoast Kansas Pipeline, L.L.C., a Delaware limited liability company, (ii) Midcoast Kansas General Partner, L.L.C., a Delaware limited liability company, and (iii) Enbridge Pipelines (KPC), a Kansas general partnership.

J-i